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                                                                    EXHIBIT 10.7
                               LICENSE AGREEMENT

This License Agreement, entered into as of this 9th day of December, 1992, by and between RICHARD B. KENNEDY, of Ridgefield, Connecticut, PATRICK J. CREHAN of Ridgefield, Connecticut (hereinafter referred to as "Kennedy") and SAFE ALTERNATIVES CORPORATION OF AMERICA, INC., a Delaware Corporation having a principal place of business in Ridgefield, Connecticut (hereinafter referred to as "SAC");

                              W I T N E S S E T H
                              -------------------

     WHEREAS, Kennedy owns the entire right, title and interest in and to certain inventions and technology and know-how relating to fire retarded water blown urethane foam and reduced smoke toxicity (herinafter referred to as "Kennedy Technology and Know-How") and;

     WHEREAS, Kennedy has or shall apply for certain United States Letters Patent (hereinafter referred to as "Kennedy Patent Rights") and;

     WHEREAS, SAC is engaged in the commercialization of new technologies dealing with the treatment of sludge, land-fill and waste materials, and hazardous waste (especially medical waste) and has developed and owns considerable expertise, technology and know-how in this field; and;

     WHEREAS, SAC is desirous of acquiring from Kennedy an exclusive license to practice said patents and trade secrets within the Continental United States of America under Kennedy Patent Rights and related Kennedy Technology and Know-How, and Kennedy is
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willing to grant SAC such an exclusive license; /1/

     NOW, THEREFORE, in consideration of the mutual covenants and premises set forth herein and subject to the terms and conditions hereinafter recited, it is hereby agreed as follows:


                                 I. DEFINITIONS
                                 --------------

     1.01 The entire retarded water blown urethane foam with reduced smoke toxicity means any foam produced pursuant to Kennedy Technology and Know-How and is or may be covered by Kennedy Patent Rights (i.e., the manufacture, use and sale of which would otherwise entitle Kennedy to relief under 35 U.S.C. section
271).

     1.02 "Kennedy Patent Rights" means any issued or to be issued patents and pending patent applications relating to the fire retarded smoke blown urethane foam with reduced smoke toxicity owned or controlled by Kennedy.

     1.03 "Kennedy Technology and Know-How" means the technical information and/or technology, either oral or written, relating to methods, products and apparatus described or claimed in Patent Rights or other information patentable or unpatentable made know during the term of this agreement by Kennedy to SAC, SAC's agents or SAC's authorized representatives.

     1.04 "Licensed Territory" means the Continental United States of America in which Kennedy Patent Rights exist and/or in which Kennedy Technology and Know-How has application.

---------------------
/1/ Any licensing of Technology herein shall specifically exclude use in the packaging foam industry.
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     1.05  "Kennedy Improvement" means any new invention, improvement or addition to Kennedy Patent Rights or Kennedy Technology and Know-How made, acquired or owned by Kennedy or any other member thereof, during the term of this Agreement.

     1.06 "Joint Improvement" means any new invention, improvement or development relating to this technology made jointly by Kennedy and SAC during the term of this Agreement.
                                 II. WARRANTIES
                                 --------------

     2.01 Kennedy warrants that it is the owner of all Kennedy Patent Rights and Kennedy Technology and Know-How and has the full rights and authority to make this Agreement and to grant the exclusive rights provided for herein.

     2.02 Kennedy warrants that it is not aware of any prior patents or publications, prior public uses or sales, or other material facts which adversely affect the validity of the Kennedy Patent Rights.

     2.03 Kennedy warrants that it is not aware of an patent or other proprietary rights of any party which would be infringed upon by SAC's performance under any provision hereof.

     2.04 Kennedy warrants that the exclusive rights granted to SAC herein will not conflict with any prior agreement, understanding or obligation of Kennedy or otherwise relating to the Kennedy Patent Rights and/or Kennedy Technology and Know-How.

                             III. EXCLUSIVE LICENSE
                             ----------------------

     3.01 Kennedy hereby grants to SAC an exclusive license under the Kennedy Patent Rights to practice said patent and trade secrets within the Continental United States of America, Kennedy Technology and Know-How and Joint Patent Rights to manufacture, use
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and sell and to sublicense.

     3.02 The initial term of this exclusive license shall be the full term of the Kennedy Patent Rights and Joint Patent Rights.

     3.03 SAC shall pay Kennedy a continuing royalty of four (4%) per cent of the gross sales by SAC of the product licensed hereunder. Only one royalty shall be paid on any particular sale hereunder, e.g. inter-company transfers or sales by SAC to a subsidiary to SAC or another subsidiary for subsequent resale shall be deemed to be one sale. The "one" royalty payment, at all times, shall be based upon the highest gross dollar amount generated from the sale of the product which shall include all resales and/or transfers in determining the gross amount. If resales and/or transfers are delayed, for any reason, royalty payments will still be made on the highest gross dollar amount generated from the sales of the product. Royalty payments will then be adjusted accordingly at the time of each additional resale and/or transfer.

     3.04 Continuing royalty payments hereunder shall be made quarterly within thirty (30) days after the end of each calendar quarter. SAC shall pay Kennedy four (4%) percent of all payments made by any sublicensee in accordance with this paragraph.

     3.05 SAC agrees to maintain complete records in accordance with generally accepted accounting principals which accurately reflect the activities of SAC under this Agreement as are pertinent to an accurate calculation of continuing royalties. Kennedy shall have the right, at its own expense, to have the records maintained by SAC hereunder inspected by a firm of nationally recognized certified public accounts for the purpose of verifying the amount of continuing royalties due and payable hereunder, but such rights of inspection shall be limited to no more than two inspections per calendar year, and all information provided or obtained
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by such certified public accountant, except the total amount of continuing royalties accruing in each calendar quarter, shall be held by them in strict confidence including as to Kennedy.

                                  IV. PATENTS
                                  -----------

     4.01 Kennedy represents to SAC that it has already filed or shall file for United States Letters Patent covering this technology. Kennedy and SAC agree that it is important to this Agreement that the Kennedy Patent Rights be maintained.

     4.02 For and in consideration of the right and license, SAC agrees to pay all maintenance fees, all fees for filing and prosecuting pending patent applications, etc., for those Kennedy Patent Rights and Kennedy Improvements including any Joint Patents which Kennedy and SAC agree are important to this agreement. Kennedy and SAC agree to cooperate fully with each other in such filings and maintenance.

     4.03 Kennedy and SAC shall cooperate in the licensing of any Joint Patent Rights to others and shall share equally any royalties or other licensing income equally between them. Kennedy and SAC agree to provide the other with quarterly reports of any licensing income from Joint Patent Rights and to accompany such reports with payment of their share of such licensing income. Such reports and payments shall be made within forty-five (45) days of the end of each calendar quarter.

     4.04 Kennedy Patent Rights and Improvements shall remain the sole property of Kennedy and SAC's only right therein are those granted by Kennedy herein.

     4.05 Joint Improvements and Joint Patent right shall remain equally the property of Kennedy and SAC.

     4.06 Similarly, Kennedy and SAC shall cooperate in the enforcement of any Kennedy
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Patent Right or any Joint Patent Right.  In the event of such infringement of any patent Rights, SAC shall have the right but shall not be obligated to bring suit against the infringer. All costs of the litigation shall be the responsibility of SAC. Any recoveries from such litigation, or any settlement thereof, shall go to SAC, with the provision that should the recoveries exceed the outlays for such litigation, then SAC will pay to Kennedy four (4%) percent of such excess. SAC will keep Kennedy fully and promptly informed of the progress of such litigation. SAC shall have the power at its option to enter into any settlement of such litigation; provided, however, that any such settlement must uphold the existence of all the Patent Rights and this Agreement. If SAC refuses or fails to enforce any patent Rights within a reasonable time after notice, Kennedy may do so in his own name, at his sole expense and for his sole benefit.

                                 V. TERMINATION
                                 --------------

     5.01 In the event Kennedy is in default of any substantial obligation, or any warranty or material representation is breached or is untrue, then commencing ninety (90) days after written notice to that effect SAC, without limiting any rights or remedies SAC may have under this Agreement or at law or in equity, all royalties accruing under this Agreement, shall be paid into escrow for the time that Kennedy is in default. In the event Kennedy cures such default, the royalties paid into escrow shall be paid to Kennedy and royalties accruing after the date on which the default was cured shall be paid to Kennedy immediately. Quarterly royalty payments will continue as provided for herein. Kennedy shall pay to SAC any and all costs and damages caused by such breach.

     5.02 In the event SAC fails to make a payment for any reason after such payment is
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due, or it is in default of any other substantial obligation under this
Agreement, then Kennedy may terminate this Agreement to be effective after ninety (90) days from a written notice to that effect given by Kennedy to SAC specifying the default; provided, however, that if SAC makes such payment or cures such default within the notice period, this Agreement shall remain in full force and effect as it would have had such notice not been given and provided further that SAC shall pay to Kennedy any and all costs and damages caused by such breach.

     5.03 In the event of termination of this Agreement pursuant to paragraphs
5.01 or 5.02, SAC shall: (a) have the right to fill all outstanding orders upon payment of the royalty due thereon, provided such sale is completed within six
(6) months after the date of termination; (b) return to Kennedy all confidential information furnished to SAC by Kennedy and all Kennedy Patent Rights and all Kennedy Technology Know-How (c) Kennedy is to be paid any royalties which have been paid into escrow, including any interest or other income earned thereby.

     5.04 In the event of any termination of this Agreement, Kennedy and SAC shall be joint owners of any Joint Patent Rights with all rights and privileges attendant thereto. Any other existing licenses under such Join Patent Rights shall survive any termination hereof and the provisions of this Agreement relating to the division of royalties from such other licensees shall likewise survive termination hereof.

     5.05 Notwithstanding anything to the contrary, in the event this License does not generate $20,000.00 per annum within two (2) years of the date of this License, it shall become automatically a non-exclusive License. If, however, said License generates the sum of $20,000.00 in any one o the two (2) years, the License shall continue as an exclusive License.
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                            VI. DISPUTE RESOLUTION
                            ----------------------

     Any dispute arising between Kennedy and SAC with respect to any provision of this Agreement or any matter relating to the Agreement shall be resolved if at all possible by good faith negotiation between the parties hereto. If such negotiation fails to resolve such dispute, Kennedy and SAC agree to submit the dispute to binding arbitration conducted in Danbury, Connecticut, pursuant to the rules of the American Arbitration Association.

                           VII. NO CONTINUING WAIVER
                           -------------------------

     Any waiver of any breach of this Agreement must be my notice in accordance with Article X and any waiver of any breach shall not be deemed a waiver of any breach of a continuing nature or any other breach of either the same of different character.

                              VIII. FORCE MAJEURE
                              -------------------

     The performance of their respective obligations under this Agreement shall be suspended for such period of time as they are prevented from performing such obligations by reason of acts of God, fire, flood, explosion, insurrection, riot, enemy attack, malicious mischief, order of court or other governmental authority, inability to secure or delay in securing rights of way, privileges, franchises, permits equipment, and other events reasonably beyond the control of the party subject thereto.

                                 IX. ASSIGNMENT
                                 --------------

     This Agreement shall be assignable by the SAC without the prior written consent of the other party. This Agreement shall be binding upon an apply, extend to, and inure to the
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benefit of the successors, heirs and assigns of the respective parties hereunder.

                                   X. NOTICES
                                   ----------

     All notices required or permitted to be given pursuant to this Agreement shall be in writing and shall be deemed adequately given if delivered in person or sent by registered or certified mail, return receipt requested, to the following address:

     SAFE ALTERNATIVES CORPORATION
     c/o Richard J. Fricke, Esq.
     27 Governor Street
     Ridgefield, CT 06877

     RICHARD B. KENNEDY
     519 Branchville Road
     Ridgefield, CT 06877

     or such other address as may be designated by a party, by a notice in compliance with this Article X.

                               XI. GOVERNING LAW
                               -----------------
     This Agreement shall be governed by and construed in accordance with the laws of the State of Connecticut.


                            XII. COMPLETE AGREEMENT
                            -----------------------

     This Agreement represents the complete agreement of the parties with respect to the subject matter hereof, and all prior agreements and negotiations are merged herein. This Agreement may be amended or changed only by a written document purporting to do so and signed by the parties.
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                                 XIV. SEVERABILITY
                                 -----------------

          If it shall at any time appear that any right or obligation provided in this Agreement is contrary to any law, treaty or regulation of a government to which any party is subject, such right or obligation shall be deemed annulled, or shall be modified to the extent required to comply with such law, treaty or regulation.

                                  XV. MARKING
                                  -----------

          SAC agrees to permanently and legibly mark or cause to be marked in the manner prescribed by title 35, Section 287, of the United States Code, or appropriate foreign requirements all Kennedy Technology marketed by SAC or its sublicensees, with the number or numbers of the patents of the Kennedy Patent Rights insofar as it is reasonably practical.

                              XVI. CONFIDENTIALITY
                              --------------------

          Except to the extent permitted under and necessary to enjoy the full benefits of this Agreement, it is agreed that without the prior written approval of the other party, neither party will during the term of this Agreement disclose or permit to be disclosed to others or used for, its own benefit, any know-how and unpublished information relating to the business, engineering, research activities or trade secrets of the other acquired by the party during the term of this Agreement, provided that such know-how and unpublished information has been designated and marked as "CONFIDENTIAL" by the party to whom the know-how and information belongs prior to its acquisition by the receiving party; and provided further that the know-how or unpublished information has not fallen into the public domain through no fault of the receiving party and has not been received by the receiving party from another
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source.

                           XVIII. DUPLICATE ORIGINALS
                           --------------------------

          This Agreement is being executed in duplicate original form, each of which shall serve and function as an original agreement for all purposes.


                       XIX. RESERVATION OF KENNEDY RIGHTS
                       ----------------------------------

          Kennedy represents, and based thereon SAC acknowledges, that Richard
B. Kennedy has expertise in numerous other areas. It is agreed by SAC that any discoveries or inventions of Richard B. Kennedy which are not related to the Kennedy Patent Rights, Technology and Know-How and which do not come within the purview of the definitions contained in Article I hereof shall remain the sole property of Richard B. Kennedy.


                              XX. ROYALTY PAYMENTS
                              --------------------

          Notwithstanding anything in the License Agreement to the contrary, the royalty payments called for herein shall, at all times, be based upon the Fair Market Value of the sale of the product. If there is a dispute about the Fair Market Value of the product, said dispute shall be resolved in accordance with the License Agreement.
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          IN WITNESS WHEREOF, Kennedy has executed this Agreement under his hand and seal and SAC has caused this Agreement to be executed by its duly authorized representative as of the date and year first above written.

Signed, Sealed and Delivered
In the presence of:

s/Sharlet S. Wirzulis                 s/Richard J. Fricke
---------------------------------     --------------------------------------
                                        Richard J. Fricke


s/Sharlet S. Wirzulis                 s/Patrick J. Crehan
---------------------------------     --------------------------------------
                                        Patrick J. Crehan


s/Jo Ellyn K. S.                      s/Richard B. Kennedy
---------------------------------     --------------------------------------
                                        Richard B. Kennedy


---------------------------------       SAFE ALTERNATIVES CORPORATION
                                        OF AMERICA, INC.


s/Sharlet S. Wirzulis                 s/Stephen J. Thompson
---------------------------------     --------------------------------------
                                        Stephen J. Thompson, Its President
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STATE OF CONNECTICUT)
                    ) SS. Ridgefield
COUNTY OF FAIRFIELD )

Personally appeared RICHARD B. KENNEDY, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed, before me.

                                 s/Sharlet S. Wirzulis
                                 -------------------------------------------


STATE OF CONNECTICUT)
                    ) SS. Ridgefield
COUNTY OF FAIRFIELD )

Personally appeared RICHARD F. FRICKE, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed, before me.

                                 s/Sharlet S. Wirzulis
                                 -------------------------------------------

STATE OF CONNECTICUT)
                    ) SS. Ridgefield
COUNTY OF FAIRFIELD )

Personally appeared PATRICK J. CREHAN, Signer and Sealer of the foregoing Instrument, and acknowledged the same to be his free act and deed, before me.

                                 s/Sharlet S. Wirzulis
                                 -------------------------------------------

STATE OF CONNECTICUT)
                    ) SS. Ridgefield
COUNTY OF FAIRFIELD )

Personally appeared STEPHEN J. THOMPSON, President of SAFE ALTERNATIVES CORPORATION OF AMERICA, INC. and acknowledged the same to be his free act and deed, and the free act and deed of said corporation, before me.

                                 s/Sharlet S. Wirzulis
                                 -------------------------------------------